UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): April 11, 2005

PARADIGM OIL AND GAS, INC.
(Exact name of registrant as specified in its charter)

Nevada	333-103780	33-1037546
(State or Jurisdiction of	(Commission File Number)	(IRS Employer
Incorporation)		Identification No.)

12880 Railway Avenue, Unit 35,
Richmond, B.C., Canada V7E 6G4
phone: (604) 275-6519 fax: (604) 275-6301
(Address and telephone number of principal executive office)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 1.01 Entry Into A Material Definitive Agreement

The Corporation has entered into a Consulting Agreement with Insight Communications, Inc., an arms length Nevada corporation, whereby Insight will provide communications management, marketing consulting and advisory services.

Insight, as part of the agreement, will develop and execute a financial communications and investor awareness program for Paradigm that may include direct mail, e-mail, news release strategies and other media and marketing elements. The successful execution of the program by Insight for Paradigm assumes that Paradigm will maintain and execute, throughout the term of the Agreement, a continuing investor relations and press release news strategy.

Paradigm has agreed to pay Insight to, among other things,:

1.
Create an “HTML Corporate Profile” – Insight will develop a multi-colour HTML executive summary of Paradigm, its capital structure and information usually required by investors. This HTML Profile will be suitable for distribution by email and will be available to post on Paradigm’s and third party websites.

2.
Develop Paradigm’s Investor Relations Web Site – Insight will develop an investor relations web site to facilitate additional corporate exposure and capture registration information from interested parties so that Paradigm or its designated parties can respond in a timely manner to individual information requests.

3.
Secure Independent Research Report – Insight will secure a third party CFA/RIA independent analyst’s research report suitable for distribution by e-mail and posting to Paradigm’s and third party web sites.

4.
Develop Paradigm’s “Financial Communications Information Package” – Insight will develop the creative for a 6 x 9 carrier envelope to be personalized with Paradigm’s logo and address, a CEO cover letter and a CD Rom that will contain the HTML Corporate Profile, applicable press releases, research report(s) and links to current SEC filings.

After the Financial Communications Content Foundation has been developed and approved and, when the investor relations/press release news strategy has been developed and is operating to the mutual satisfaction of both Paradigm and Insight, Insight will execute a Proactive Shareholder Development and Financial Awareness Campaign which will also include broadcast / financial radio support as well as broker follow up and support.

Item 9.01 Financial Statements and Exhibits

Exhibit No. 99.1	News Release dated April 11, 2005 regarding the commencement of the communications program under the consulting agreement between Paradigm Oil And Gas, Inc. and Insight Communications, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Signature	Title	Date
President, Chief Executive
Officer (Principal Executive
Officer), Secretary Treasurer,
/s/ “Robert L. Pek”	Chief Financial Officer	April 12, 2005
(Principal Financial and
Accounting Officer) and a
member of the Board of
Directors

EXHIBIT INDEX

Exhibit No. 99.1	News Release dated April 11, 2005 regarding the commencement of the communications program under the consulting agreement between Paradigm Oil And Gas, Inc. and Insight Communications, Inc.